EXHIBIT 10.30

TAYLOR CAPITAL GROUP, INC. SENIOR OFFICER

CHANGE IN CONTROL SEVERANCE PLAN

INTRODUCTION

The Board of Directors of Taylor Capital Group, Inc. considers the maintenance of a sound management to be essential to protecting and enhancing the best interests of the Company (as hereinafter defined), the Bank (as hereinafter defined), and the Company’s stockholders. In this context, the Company recognizes that the possibility of a Change in Control (as hereinafter defined) may exist from time to time, and that this possibility, and the uncertainty and questions it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders and the Bank. Accordingly, the Board (as hereinafter defined) has determined that appropriate steps should be taken to encourage the continued attention and dedication of members of the Company’s and Bank’s senior management to their assigned duties without the distraction which may arise from the possibility of a Change in Control of the Company or the Bank.

This Plan does not alter the status of Participants (as hereinafter defined) as at-will employees of the Company or Bank. Just as Participants remain free to leave the employ of the Company or Bank at any time, so too do the Company and the Bank retain their right to terminate the employment of Participants without notice, at any time, for any reason. However, the Company believes that, both prior to and at the time a Change in Control is anticipated or occurring, it is necessary to have the continued attention and dedication of Participants to their assigned duties without distraction, and this Plan is intended as an inducement for Participants’ willingness to continue to serve as employees of the Company or Bank (subject, however, to either party’s right to terminate such employment at any time). Therefore, should a Participant still be an employee of the Company or Bank at such time, the Company agrees that such Participant shall receive the severance benefits hereinafter set forth in the event the Participant’s employment with the Company or Bank terminates subsequent to a Change in Control under the circumstances described below.

ARTICLE I

ESTABLISHMENT OF PLAN

Effective December 31, 2008, the Company hereby establishes Taylor Capital Group, Inc. Senior Officer Change in Control Severance Plan, as set forth in this document (the “Plan”).

ARTICLE II

DEFINITIONS

As used herein the following words and phrases shall have the following respective meanings unless the context clearly indicates otherwise.

(a) “Affiliate” means, with respect to any person, any individual, corporation, partnership, association, joint-stock company, trust, unincorporated association or other entity (other than such person) that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with that person.

(b) “Annual Bonus” means the gross, annual amount payable to a Participant for the fiscal year of the Company ending immediately preceding the Effective Date, or, if higher, the annual amount payable to the Participant for the fiscal year of the Company ending immediately preceding the date when notice of termination of the Participant’s employment was given, under the Company’s annual incentive compensation (“Success”) program; provided, that in either case such annual Success bonus shall be annualized (based on the target bonus for the year) in the event the Participant was not employed for the entire fiscal year with respect to which such bonus was paid.

(c) “Bank” means Cole Taylor Bank, a wholly owned subsidiary of the Company.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means (1) the Participant has committed an act of dishonesty that results, or is intended to result, in material gain or personal enrichment of the Participant or has, or is intended to have, a material detrimental effect on the reputation or business of the Company or the Bank; (2) the Participant has committed an act or acts of fraud, moral turpitude or constituting a felony (other than relating to the operation of a motor vehicle); (3) any material breach by the Participant of any provision of this Plan that, if curable, has not been cured by the Participant within thirty (30) days of written notice of such breach from the Company or the Bank; (4) an intentional act or willful gross negligence on the part of the Participant that has, or is intended to have, a material, detrimental effect on the reputation or business of the Company or the Bank; (5) the Participant’s refusal, after thirty (30) days written notice thereof, to perform specific reasonable directives from the Board or the Board of Directors of the Bank that are reasonably consistent with the scope and nature of his duties and responsibilities; or (6) the Participant being barred or prohibited by any governmental authority or agency from holding his or her current position at either the Company or the Bank. The decision to terminate a Participant’s employment for Cause, to take other action or to take no action in response to any occurrence shall be in the sole and exclusive discretion of the Compensation Committee of the Board. No act or failure to act shall be considered “intentional” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company or the Bank; and provided further, that no act or omission shall constitute Cause hereunder absent such a finding by the Compensation Committee of the Board.

(f) “Change in Control” means the occurrence of any of the following events:

(i) A change in the ownership of the Company or the Bank. A change in the ownership of the Company or the Bank shall occur on the day that any one person, or more than one person acting as a Group, except for the Taylor Family, acquires ownership of stock of the Company or the Bank that, together with all other stock held by such person or Group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company or the Bank.

(ii) A change in the effective control of the Company or the Bank. A change in the effective control of the Company or the Bank occurs on the earlier of the date that a majority of the members of the Board or the Bank’s Board of Directors is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board or the Bank’s Board of Directors prior to the date of the appointment or election; provided, however, that, if one person, or more than one person acting as a Group, is considered to effectively control the Company or the Bank, the acquisition of additional control of the Company or the Bank by the same person or persons is not considered a change in the effective control of the Company or the Bank.

(iii) A change in the ownership of a substantial portion of the Company’s or the Bank’s assets. A change in the ownership of a substantial portion of the Company’s or the Bank’s assets occurs on the date that any one person, or more than one person acting as a Group, acquires (or has acquire during the twelve (12) month period ending on the date of the most recent acquisition by such person) assets from the Company or the Bank or the Bank that have a total Gross Fair Market Value (as defined below) equal to or more than fifty percent (50%) of the total Gross Fair Market Value of all of the assets of the Company or the Bank or the Bank immediately prior to such acquisition or acquisitions; provided, however, that, a transfer of assets by the Company or the Bank or the Bank is not treated as a change in the ownership of such assets if the assets are transferred to:

(1) a stockholder of the Company or the Bank (immediately before the asset transfer) in exchange for or with respect to its stock; or

(2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company or the Bank.

(g) “Gross Fair Market Value” means the value of the assets of the Company or the Bank (as applicable), or the value of the assets being disposed or, determined without regard to any liabilities associated with such assets; and

(h) “Group” shall have the meaning ascribed to such term in Sections (i)(5)(v)(B), (vi)(D) or (vii)(C), as applicable, of Treasury Regulation Section 1.409A-3.

(i) “Change in Control Period” means the continuous period commencing on the Effective Date and ending on the first anniversary of the Effective Date.

(j) “COBRA Continuation Coverage” means the medical, dental and vision care benefits that the Participant and his Qualifying Family Members elect and are eligible to receive upon the Participant’s termination of employment with the Employers pursuant to Section 4980B of the Code, and Section 601 et.al. of the Employee Retirement Income Security Act of 1974, as amended. For this purpose, an Executive’s Qualifying Family Members are his spouse and his dependent children to the extent they are eligible for, and elect to receive, continuation coverage under such Section 4980B and Section 601 et.al. Notwithstanding any other provision of this Agreement, COBRA Continuation Coverage under this Agreement shall terminate for any individual when it terminates under the terms of the applicable benefit plan of the Company in accordance with such Section 4980B and Section 601 et.al.

(k) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

(l) “Compensation” means the sum of (i) the Participant’s gross, annual base salary at the greater of the rate in effect on the Effective Date of the Change in Control or the rate in effect immediately prior to the date when notice of termination of the Participant’s employment was given and (ii) the Annual Bonus. Compensation, for purposes of applying the multiplier in subparagraph 4.2(a)(1) of this Agreement, does not include any accrued balances in the 1997 Long Term Incentive Plan (or its successor) or any other compensation program in which the Participant participates.

(m) “Effective Date” means the date on which a Change in Control occurs.

(n) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations issued thereunder.

(o) “Good Reason” means the occurrence of any of the following events with respect to a Participant, unless, (i) such event occurs with the Participant’s express prior written consent, (ii) the event is an isolated, insubstantial or inadvertent action or failure to act which was not in bad faith is remedied by the Company promptly after receipt of notice thereof given by the Participant, (iii) the event occurs in connection with the termination of the Participant’s employment for Cause, disability or death or (iv) the event occurs in connection with the Participant’s voluntary termination of employment other than due to the occurrence of one of the following events:

(i) the assignment to the Participant by the Company or the Bank of any duties which are materially and adversely inconsistent with, or are a material diminution of, the Participant’s positions, duty, title, office, responsibility and status with the Company or the Bank, including without limitation, any diminution of the Participant’s position or responsibility in the decision or management processes of the Company or the Bank, or any removal of the Participant from, or any failure to reelect the Participant to, any of such positions;

(ii) a material reduction by the Company or the Bank in the Participant’s rate of base salary or bonus opportunity as in effect on the Effective Date or as the same may be increased from time to time during the term of the Agreement;

(iii) a change in the Participant’s principal office to a location outside of Cook County, Lake County, or Dupage County, Illinois (which is considered to be a material geographic change for purposes of Section 409A of the Code);

(iv) a material breach of the terms of this Plan by the Company or the Bank; or

(v) any failure by any successor or assignee of the Company to continue this Agreement in full force and effect.

Anything herein to the contrary notwithstanding, the Participant shall be required to give written notice to the Board that the Participant believes an event has occurred that constitutes a Good Reason event within ninety (90) days of the initial occurrence, which written notice shall specify the particular act or acts, on the basis of which the Participant intends to so terminate the Participant’s employment, and the Company shall then be given the opportunity, within thirty (30) days of its receipt of such notice, to cure said event. Participant’s termination shall not be considered to be a termination for Good Reason unless such termination occurs during the Change in Control Period.

(p) “Participant” means an individual who has met, and at the time of a Change in Control continues to meet, the requirements of Article III below.

(q) “Separation Benefits” means the benefits described in subparagraph 4.2(a) below.

(r) “Taylor Family” means (i) Iris Taylor and the Estate of Sidney J. Taylor, (ii) a descendant (or a spouse of a descendant) of Sidney J. Taylor and Iris Taylor, (iii) any estate, trust, guardianship or custodianship for the primary benefit of any individual described in (i) or (ii) above, or (iv) a proprietorship, partnership, limited liability company, or corporation controlled directly or indirectly by one or more individuals or entities described in (i), (ii), or (iii) above.

ARTICLE III

ELIGIBILITY

3.1 Participation. Participants in the Plan are Group Senior Vice Presidents or Executive Vice Presidents of the Company or of the Bank on or after December 31, 2008 who have been designated as Participants herein by the Compensation Committee of the Board in writing; and provided that such a Participant will not be entitled to Separation Benefits if he or she is not a Group Senior Vice President or Executive Vice President at the time of the Change in Control; provided, further that any reduction of a Participant’s position prior to, but in connection with, a Change in Control shall be of no effect for purposes of this Section 3.1. Notwithstanding the foregoing, a Participant shall not be entitled to receive Separation Benefits (or any other benefits under the Plan), if the Participant has entered into an agreement with the Company providing severance benefits (whether or not in connection with a Change in Control) which has not been waived by the Participant or terminated by the Company.

3.2 Duration of Participation. A Participant shall only cease to be a Participant in the Plan as a result of an amendment or termination of the Plan complying with Article VI of the Plan, or when he or she ceases to be an employee or no longer qualifies as a Participant under Section 3.1, unless, at the time he or she ceases to be an employee or no longer qualifies as a Participant under Section 3.1, such Participant is entitled to payment of a Separation Benefit as provided in the Plan or there has been an event or occurrence constituting Good Reason that would enable the Participant to terminate his or her employment and receive a Separation

Benefit. A Participant entitled to payment of a Separation Benefit or any other amounts under the Plan shall remain a Participant in the Plan until the full amount of the Separation Benefit and any other amounts payable under the Plan have been paid to the Participant.

ARTICLE IV

SEPARATION BENEFITS

4.1 Terminations of Employment Which Give Rise to Separation Benefits Under This Plan. A Participant shall be entitled to Separation Benefits as set forth in Section 4.2 below if, at any time following a Change in Control and prior to the first anniversary of the Change in Control, the Participant’s employment is terminated (a) involuntarily for any reason other than Cause, death, Disability or retirement under a mandatory retirement policy of the Company or any of its Subsidiaries or (b) by the Participant after the occurrence of an event giving rise to Good Reason. For purposes of this Plan, any purported termination by the Company or by the Participant shall be communicated by written Notice of Termination to the other in accordance with Section 7.5 hereof.

4.2 Separation Benefits.

(a) If a Participant’s employment is terminated under circumstances which entitle the Participant to Separation Benefits under this Section 4.2, then the Company or Bank:

(1) shall pay to the Participant in a single sum within thirty (30) days after the termination of employment (or, to the extent required to comply with the provisions of Section 409A of the Code restricting payments to a “specified employee,” six months after the termination of employment) an amount equal to: (i) two (2) times the Participant’s annual Compensation, in the case of an Executive Vice President, or (ii) one and one half (1.5) times the Participant’s annual Compensation, in the case of a Group Senior Vice President;

(2) for a period of not more than eighteen consecutive months beginning with the date of the Participant’s termination of employment, the Company or Bank shall provide, at no cost to the Participant and his Qualifying Family Members, COBRA Continuation Coverage; and

(3) the Company or Bank shall provide twelve months of executive level outplacement assistance benefits beginning with the date of the Participant’s termination of employment through a provider of the Company’s or Bank’s choosing.

(b) If the Participant’s employment is terminated by the Participant during the Change in Control Period for any reason other than a Good Reason, or if the Company or Bank shall terminate the Participant’s employment during the Change in Control Period due to Cause, or due to the Participant’s death or the Participant’s disability which renders him unable to perform the essential functions of the position, this Plan shall not impose any obligation on the Company or Bank to the Participant hereunder.

(c) For purposes of the Plan, the Participant’s employment shall not be considered to have been terminated by the Company or Bank if the Participant is offered employment by a successor to the Company or Bank or its business or assets or by an Affiliate or a successor to an Affiliate or its business or assets, on terms and conditions that in the aggregate are reasonably comparable in economic value (as determined by the Company in its sole and absolute discretion) to the Participant’s terms and conditions of employment with the Company or Bank (including this Plan).

(d) If any payment or benefit under the Plan, either alone or together with any other payment, benefit, transfer of property, or acceleration of vesting or payment, which a Participant receives or has a right to receive from any person or entity (“Total Payments”), would constitute a nondeductible “excess parachute payment” (as defined in Section 280G of the Code) or nondeductible “employee remuneration” under Section 162(m) of the Code, such payment or benefit under the Plan shall be reduced (but not below zero) to the largest amount as will result in no portion of the Total Payments being nondeductible under the Code. The Company agrees to undertake such reasonable efforts as it may determine in its sole discretion to prevent any payment or benefit under the Plan from constituting a nondeductible payment, provided that neither the Company nor the Bank is obligated to incur additional cost in order to make a payment nondeductible. The determination of any reduction under the preceding sentences shall be made by the Company in good faith, and such determination shall be binding on the Participant. The reduction provided by the first sentence of this subparagraph (d) shall apply only if, after reduction for any applicable federal excise tax imposed by Section 4999 of the Code and federal income tax imposed by the Code, the total payment accruing to the Participants would be less than the amount of the Total Payments as reduced under said sentence and after reduction for federal income taxes.

(e) The provisions of this Article IV shall be applicable with respect to an eligible termination of employment that occurs after a Change in Control has occurred, but not prior thereto.

4.3 Other Benefits. Nothing in this Plan shall prevent or limit a Participant’s continuing or future participation in any other non-severance plan, program, policy or practice of the Company, Bank or any Affiliate for which the Participant may qualify, nor shall anything in this Plan limit or otherwise affect the rights of the Company, Bank or the Participant under any other non-severance plan, program, policy, practice, contract or agreement to which the Company, Bank or any Affiliate may be a party. Any amounts payable or rights or benefits furnished to the Participant under any such non-severance plan, program, policy, practice, contract or agreement of, or with, the Company, Bank or any of its Affiliates at or subsequent to the date of the Participant’s termination of employment, shall be payable in accordance with the terms of such plan, program, policy, practice, contract or agreement and without regard to the Plan, except as explicitly modified by the Plan. Amounts payable in respect of the Plan shall not be taken into account with respect to any other non-severance employee benefit plan or arrangement. Notwithstanding anything to the contrary herein, benefits payable to a Participant under Section 4.2 hereof shall be in lieu of benefits under any other severance plan, program, policy, or practice of the Company, Bank or any Affiliate.

4.4 Mitigation; Release. A Participant shall not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Participant under the Plan, and the amount payable under the Plan shall not be reduced whether or not the Participant obtains other employment. The Company’s obligation to make the payment provided for in the Plan and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company or the Bank or its Affiliates may have against the Participant or others. In consideration for the protection and benefits provided for under the Plan, each Participant agrees to execute a general release, in a form to be provided by the Company, of any claims the Participant may otherwise have against the Company, the Bank and any Affiliate that the Participant might otherwise assert (other than pursuant to any of the other plans, programs, etc., specifically described in Sections 4.2 or 4.3 hereof). The Company’s and Bank’s obligations under the Plan are conditioned on the Participant providing such release to the Company at the time and in the form requested by the Company. No benefits under the Plan shall be payable to any Participant unless and until such Participant (i) within 21 or 45 days (as required by applicable law) after being presented with such a release by the Company, executes the release and delivers the executed release to the Group Senior Vice President of Human Capital of the Company and (ii) does not revoke the Release during the 7-day period beginning on the day after delivering the executed release to the Company.

ARTICLE V

SUCCESSORS

5.1 Successor to Company or Bank. This Plan shall bind any successor of the Company or the Bank, its assets or its businesses (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Company or the Bank would be obligated under this Plan if no succession had taken place. In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company’s or Bank’s (as the case may be) obligations under this Plan, in the same manner and to the same extent that the Company or the Bank would be required to perform if no such succession had taken place. The terms “Company” and “Bank,” as used in this Plan, shall mean the Company and Bank, respectively, as hereinbefore defined and any successor or assignee to the business or assets thereof which by reason hereof becomes bound by this Plan.

5.2 Successor to Participant. Notwithstanding anything to the contrary in the Plan, in the event of a Participant’s death following an eligible termination of his or her employment with the Company or Bank during the Change in Control Period under circumstances described in Section 4.1 hereof, (i) if the Participant’s death shall have occurred prior to the payment of the lump sum amount set forth in subparagraph 4.2(a)(1) above, such amount shall thereafter be paid to the Participant’s estate, and (ii) if the Participant’s death shall have occurred prior to the end of the 18 month period described in subparagraph 4.2(a)(2) above, the Company or Bank will continue to provide at no cost COBRA Continuation Coverage to the Participant’s Qualifying Family Members (but only to the extent a Qualifying Family Member is being provided such coverage at the time of the Participant’s death) for the remainder of such 18 month period, subject to the limitations set forth in Section 2(j) above.

ARTICLE VI

AMENDMENT AND TERMINATION

6.1 Amendment or Termination. The Board (or any Committee of the Board to which the board has delegated this authority in writing) may amend or terminate this Plan at any time, including amending the eligibility to participate in the Plan of employees who are not existing Participants; provided, that this Plan may not be amended or terminated in a manner that reduces the amounts or types of benefits made available under the Plan, or otherwise materially adversely affects the rights of Participants under the Plan as of the date of the amendment or termination without two (2) years’ advance written notice of such amendment or termination (including modifying the eligibility of employees who are already Participants to participate in the Plan).

6.2 Procedure for Extension, Amendment or Termination. Any amendment or termination of this Plan by the Board (or by any duly authorized committee of the Board) in accordance with this Article VI shall be made by action of the Board (or such committee) in accordance with the Company’s charter and by-laws and applicable law.

ARTICLE VII

MISCELLANEOUS

7.1 Default in Payment. Any payment not made within ten (10) days after it is due in accordance with this Plan shall thereafter bear interest, compounded annually, at the prime rate from time to time in effect at the Bank or any successor thereto.

7.2 No Assignment. No interest of any Participant or spouse of any Participant or any other beneficiary under this Plan, or any right to receive payment hereunder, shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind, nor may such interest or right to receive a payment or distribution be taken, voluntarily or involuntarily, for the satisfaction of the obligations or debts of, or other claims against, a Participant or spouse of a Participant or other beneficiary, including for alimony.

7.3 Disputes. Any dispute related to the interpretation or enforcement of the Plan shall be enforceable only by arbitration in Cook County, Illinois (or such other metropolitan area to which the Company’s or Bank’s principal executive officers may be relocated if such relocation does not result in Good Reason for a Participant to terminate employment), in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, one of whom shall be selected by the Company, the second of whom shall be selected by the Participant and the third of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association, or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, or if one of the parties fails or refuses to select an arbitrator, or if the arbitrators selected by the Company and the Executive cannot agree on the selection of the third arbitrator within seven days after such time as the Company and the Executive have each been notified of the selection of the other’s arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in the metropolitan area where arbitration under this Section would otherwise have been conducted. The arbitrators shall award to the Participant his or her reasonable legal fees and expenses in connection with any arbitration proceeding hereunder if (i) the arbitration is commenced by the Company, and the Company has no reasonable basis for initiating such proceeding, or (ii) the arbitration is commenced by the Participant, and the Participant prevails on the Participant’s claim in the arbitration proceeding. The arbitrators shall award to the Company its legal fees and expenses incurred in connection with any arbitration proceeding hereunder if the arbitration proceeding is commenced by the Participant, and the Participant has no reasonable basis for initiating such proceeding. The parties agree that the arbitration panel shall construe this paragraph to determine whether either party is entitled to recover its cost and fees hereunder. Any award entered by the arbitrators shall be formal, binding and nonappealable and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable .

7.4 Effect on Other Plans, Agreements and Benefits. Except to the extent expressly set forth herein, any benefit or compensation to which a Participant is entitled under any agreement between the Participant and the Company or any of its Affiliates or under any plan maintained by the Company or any of its Affiliates in which the Participant participates or participated shall not be modified or lessened in any way, but shall be payable according to the terms of the applicable plan or agreement. Notwithstanding the foregoing, any benefits received by a Participant pursuant to this Plan shall be in lieu of any severance benefits to which the Participant would otherwise be entitled under any general severance policy or other severance plan maintained by the Company.

7.5 Notice. For the purpose of this Plan, notices and all other communications provided for in this Plan shall be in writing and shall be deemed to have been duly given and effective when actually delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the Company at its corporate headquarters address, and to the Participant (at the last address of the Participant on the Company’s or Bank’s books and records), provided, that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary.

7.6 Employment Status. This Plan does not constitute a contract of employment or impose on the Participant or the Company or any of its Affiliates any obligation for the Participant to remain an employee or change the status of the Participant’s employment or the policies of the Company and its Affiliates regarding termination of employment.

7.7 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Illinois, except as follows:

It is the intent of the Company that the Plan, as set forth herein, constitutes an “employee benefit plan” (within the meaning of Section 3(1) of ERISA) that is described in Section 201(2) of ERISA, and so complies only with the requirements of ERISA applicable to such a plan. Notwithstanding anything in this plan to the contrary, the Company further intends that to the extent the Plan is subject to Section 409A of the Code, each provision in this Plan shall be interpreted to permit the deferral of compensation in accordance with Section 409A of the Code and any provision that would conflict with such requirements shall not be valid or enforceable.

It is also the intent of the Company that the Plan, as set forth herein, shall comply with Section 111(b) of the Economic Emergency Stabilization Act of 2008 and the related regulatory guidance (“EESA”) as long as said Section applies to the Company and this Plan. For that purpose, if any participant in this Plan is or becomes a “senior executive officer” as defined in said Section, then to the extent that any payment to such Participant under this Plan would constitute part of a “golden parachute payment” that is prohibited under EESA, the benefit payable to the Participant under this Plan shall be reduced to the extent necessary (before any other benefit or payment under any other employee benefit plan or individual agreement) to comply with EESA and preclude any benefit payment prohibited thereunder.

7.8 Captions. The captions of the Plan are not part of the provisions hereof and shall have no force or effect.

7.9 Enforceability. The invalidity or unenforceability of any provisions of the Plan shall not affect the validity or enforceability of any other provision of the Plan.

7.10 Withholding. The Company may withhold from any amounts payable under the Plan such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

7.11 Action by Company or Bank. Any action required or permitted to be taken by the Company or Bank under the Plan shall be by resolution of its Board of Directors, by resolution of a duly authorized committee of its Board of Directors, or by a person or persons authorized by the Company’s or Bank’s charter or by-laws or by resolution of its Board of Directors or such committee.

7.12 Waiver of Notice. Any notice required under the Plan may be waived by the person entitled to such notice.

7.13 Gender and Number. Where the context admits, words in the masculine gender shall include the feminine and neuter genders, the singular shall include the plural, and the plural shall include the singular.

7.14 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

7.15 Form of Notices, Elections, Consents, Etc. To the extent permitted by law, any notice or information given to, or any designation, election or consent made by, a Participant under the Plan may be given or made through such electronic medium (such as an automated telephone system, e-mail, or an internet or intranet web site) as shall be selected by the Company.

7.16 Named Fiduciary; Administration. The Company is the named fiduciary of the Plan, and shall administer the Plan, acting through the Compensation Committee of the Board, or its delegatee.

7.17 Unfunded Plan Status. This Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Section 401 of ERISA. All payments pursuant to the Plan shall be made from the general funds of the Company and no special or separate fund shall be established or other segregation of assets made to assure payment. No Participant or other person shall have under any circumstances any interest in any particular property or assets of the Company as a result of participating in the Plan. Notwithstanding the foregoing, the Company may (but shall not be obligated to) create one (1) or more grantor trusts, the assets of which are subject to the claims of the Company’s creditors, to assist it in accumulating funds to pay its obligations under the Plan.

* * *

IN WITNESS WHEREOF, the undersigned duly authorized member of the Compensation Committee of the Board has caused the foregoing Plan to be executed on behalf of the Company this 29th day of December, 2008.

/s/ MELVIN PEARL
On Behalf of the Compensation Committee as Aforesaid

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